EXHIBIT 10.60

VOTING AGREEMENT

TABLE OF CONTENTS

			Page
1.	Voting Provisions Regarding the Board		1

	1.1	Size of the Board	1
	1.2	Board Composition	1
	1.3	Failure to Designate a Board Member	2
	1.4	Removal of Board Members	2
	1.5	No Liability for Election of Recommended Directors	3

2.	Vote to Increase Authorized Common Stock		2

3.	Drag-Along Right		2

	3.1	Definitions	2
	3.2	Actions to be Taken	2

4.	Remedies		3

	4.1	Covenants of the Company	3
	4.2	4.2 Irrevocable Proxy and Power of Attorney	4
	4.3	4.3 Remedies Cumulative	4

5.	Miscellaneous		4

	5.1	Additional Parties	4
	5.2	Transfers	4
	5.3	Successors and Assigns	4
	5.4	Counterparts; Effectiveness	4
	5.5	Headings	5
	5.6	Notices	5
	5.7	Consent Required to Amend, Modify, Terminate or Waive	5
	5.8	Delays or Omissions	5
	5.9	Severability	6
	5.10	Entire Agreement	6
	5.11	Share Certificate Legend	6
	5.12	Stock Splits, Stock Dividends, etc.	6
	5.13	Manner of Voting	6
	5.14	Further Assurances	6
	5.15	Governing Law; Jurisdiction	6
	5.16	Costs of Enforcement	7
	5.17	Aggregation of Stock	7
	5.18	Spousal Consent	7

Schedule A	-	Key Holders
Exhibit A	-	Adoption Agreement
Exhibit B	-	Consent of Spouse

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into as of this 27th day of April, 2020 by and among Investview, Inc., a Nevada corporation (the “Company”), DBR Capital, LLC, a Pennsylvania limited liability company (the “Investor”), and those certain stockholders of the Company listed on Schedule A (together with any subsequent stockholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Subsections 5.1 or 5.2 below, the “Key Holders,” and together collectively with the Investor, the “Stockholders”).

RECITALS

A. Concurrently with the execution of this Agreement, the Company and the Investor are entering into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company will issue to the Investor one or more Convertible Secured Promissory Notes (the “Convertible Notes”), and in connection with that agreement the parties desire to provide the Investor with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B. The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the capital stock of the Company held by them will be voted.

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding the Board.

1.1 Size of the Board. Each Key Holder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Key Holder, or over which such Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2 Board Composition. Each Key Holder agrees to vote, or cause to be voted, all Shares owned by such Key Holder, or over which such Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders the following persons shall be elected to the Board:

(a) Two persons designated from time to time by the Investor, for so long as the Investor and its Affiliates (as defined below) continue to own beneficially the Convertible Note or any other securities of the Company, which individuals shall initially be David B. Rothrock and James R. Bell.

(b) If at any time and from time to time an Event of Default (as defined in the Convertible Notes) occurs and is continuing, for such period of time, in addition to the two persons elected pursuant to Subsection 1.2(a) above, the addition of three persons designated from time to time by the Investor (such that, for the avoidance of doubt, all directors shall be designated by the Investor), for so long as the Investor and its Affiliates (as defined below) continue to own beneficially the Convertible Note or any other securities of the Company.

(c) To the extent that clauses (a) and (b) shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Certificate of Incorporation of the Company.

(d) For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.3 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

1.4 Removal of Board Members. Each Key Holder also agrees to vote, or cause to be voted, all Shares owned by such Key Holder, or over which such Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Subsections 1.2 or 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s) entitled under Subsection 1.2 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Subsection 1.2 is no longer so entitled to designate or approve such director;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any party entitled to designate a director as provided in Subsection 1.2(a) or 1.2(b) to remove such director, such director shall be removed.

All Key Holders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2. Vote to Increase Authorized Common Stock. Each Key Holder agrees to vote or cause to be voted all Shares owned by such Key Holder, or over which such Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the Convertible Notes outstanding at any given time.

3. Drag-Along Right.

3.1 Definitions. A “Sale of the Company” shall mean (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); (ii) a merger or consolidation in which (a) the Company is a constituent party or (b) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation; or (iii) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

3.2 Actions to be Taken. In the event that (i) the Investor (in such capacity, the “Selling Investor”) and (ii) solely with respect to a Sale of the Company pursuant to clauses (ii) or (iii) of Subsection 3.1 above, the Board, including at least one Investor Director, approves a Sale of the Company in writing, specifying that this Section 3 shall apply to such transaction, then each Key Holder and the Company hereby agree:

(a) if such transaction requires stockholder approval, with respect to all Shares that such Key Holder owns or over which such Key Holder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Certificate of Incorporation of the Company required to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

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(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Key Holder as is being sold by the Selling Investor to the Person to whom the Selling Investor proposes to sell their Shares, and on the same terms and conditions as the other stockholders of the Company;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investor in order to carry out the terms and provision of this Section 3, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e) to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or the consummation of the transactions contemplated thereby; or (ii) asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement, or (y) alleging a breach of any fiduciary duty of the Selling Investor or any Affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby;

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Key Holder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Key Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company may cause to be paid to any such Key Holder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Key Holder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Key Holder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(g) in the event that the Selling Investor, in connection with such Sale of the Company, appoints a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Key Holders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Key Holder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Key Holders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Key Holder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

4. Remedies.

4.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

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4.2 Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxy of the party and hereby grants a power of attorney to a designee of the Selling Investor, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes to increase authorized shares pursuant to Section 2 hereof and votes regarding any Sale of the Company pursuant to Section 2 hereof, and hereby authorizes him or her to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of Section 2 of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 2 and 3 of this Agreement or to take any action reasonably necessary to effect Sections 2 and 3 of this Agreement. The power of attorney granted hereunder shall authorize such holder of such proxy to execute and deliver the documentation referred to in Section 3.2(c) on behalf of any party failing to do so within five (5) business days of a request by the Company. Each of the proxy and power of attorney granted pursuant to this Section 4.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement is terminated pursuant to the terms hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement is terminated pursuant to the terms hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth in this Agreement.

4.3 Remedies Cumulative. The parties acknowledge that a breach by either party of its obligations hereunder will cause irreparable harm to the other party, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the parties acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by a party of the provisions of this Agreement, that the non-defaulting party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein or allowed by law, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. None of the rights, powers or remedies conferred upon the parties pursuant to the terms and provisions of this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5. Miscellaneous.

5.1 Additional Parties. In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person, following which such Person shall hold Shares constituting one percent (1%) or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), except as otherwise agreed by the Investor, then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such Person shall be deemed a Stockholder for all purposes under this Agreement.

5.2 Transfers. Each transferee or assignee (“Transferee”) of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each Transferee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any Transferee, such Transferee shall be deemed to be a party hereto as if such Transferee were the transferor and such Transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such Transferee shall have complied with the terms of this Subsection 5.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 5.11.

5.3 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Investor or any Key Holder and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that the Investor may, without the prior consent of the Company, assign its rights to any of its Affiliates that purchases Shares or to which the Investor transfers Shares. This Agreement shall not inure to the benefit of or be enforceable by any other third party Person.

5.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile, email or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

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5.5 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.

5.6 Notices.

(a) All notices, demands, requests, consents, approvals, and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered (a) in hand by person with written receipt of the person to whom such notice is intended; (b) by registered or certified mail, postage prepaid, return receipt requested; or (c) by a generally recognized commercial courier service or overnight delivery service, (Federal Express or UPS), for next business day delivery, postage prepaid, with delivery receipt requested. All notices sent in accordance with this Subsection 5.6 shall be deemed “Delivered” unless otherwise specified herein, the same day if delivered by hand in person with receipt and signature of the intended recipient or by an authorized officer of the intended recipient; if by registered or certified mail, three (3) business days after the same is deposited in the U.S. Mail; or if sent by a commercial courier service or overnight delivery service for next business day delivery, one (1) business day after payment and receipt of mailing. All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 5.6.

(b) Consent to Electronic Notice. Notwithstanding any contrary language set forth in subsection (a) immediately above, each Investor and Key Holder consents to the delivery of any stockholder notice by electronic transmission pursuant to the Nevada Revised Statutes, Title 7, Chapter 78, Section 370 (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

5.7 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Key Holders holding a majority of the Shares then held by the Key Holders; and (c) the Investor. Notwithstanding the foregoing:

(a) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder; or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto; and

(b) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 5.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Subsection 5.7, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

5.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and signed by the party for whom it is being enforced, and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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5.9 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. However, if any such invalid or unenforceable provision cannot by modified to become enforceable, then such provision(s) shall be stricken from the Agreement in its/their entirety and all the other provisions hereof shall be continuing in full force and effect.

5.10 Entire Agreement. This Agreement, the Purchase Agreement and that certain Investor Rights Agreement, dated as of the date hereof, by and between the Company and the Investor constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

5.11 Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof to any Key Holder shall be notated by the Company with a legend reading substantially as follows:

“The Shares REPRESENTED hereby are subject to a Voting Agreement, AS MAY BE AMENDED FROM TIME TO TIME, (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 5.11 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 5.11 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

5.12 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares or the voting securities of the Company after the date of this Agreement to any of the Key Holders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 5.11.

5.13 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

5.14 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, and without any additional consideration, the parties agree to provide further information or assurances; execute and deliver such additional agreements, documents and instruments; and take such other actions and do such other things, as may be necessary or appropriate to carry out the terms and provisions of this Agreement, the intent of the parties and give effect to the transactions contemplated hereby.

5.15 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Borough of Manhattan, the City of New York and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

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Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.16 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

5.17 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

5.18 Spousal Consent. If any individual Key Holder is married on the date of this Agreement (or on the date of execution of an Adoption Agreement pursuant to Sections 5.1 or 5.2) and such Key Holder resides in a state in which spousal consent is necessary to give full effect hereto, such Key Holder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof (or as of the date of the execution of such Adoption Agreement). Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Key Holder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Key Holder should marry or remarry subsequent to the date of this Agreement, such Key Holder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Left Blank. Authorized Signatures on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

INVESTVIEW, INC.

By:
Name:	Joseph Cammarata
Title:	Chief Executive Officer

Address:	Investview, Inc.
234 Industrial Way West
Building A. Suite 202
Eatontown, NJ 07724
Email:	joe@investview.com

With a copy to:

Michael Best & Friedrish LLP
790 N. Water Street
Suite2500
Milwaukee, WI 53202
Attention: Kevin C. Timken

SCHEDULE A

KEY HOLDERS

CR Capital Holdings LLC

Chad Miller

Ryan Smith

Wealth Engineering LLC

Annette Raynor

Mario Romano

Pb Trade LLC

Joseph Cammarata

Freedom Enterprises

Jeremy Roma

William C. Kosoff

Brian Mcmullen

Jayme McWidner (CFO)

DBR Capital LLC

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of April 27, 2020 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants, or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

[ ]	In accordance with Subsection 5.2 of the Agreement, as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

[ ]	In accordance with Subsection 5.1 of the Agreement, as a new party, in which case Holder will be a “Key Holder” and “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto in accordance with the Notice provisions of Section 5.6 of the Agreement.

HOLDER:	ACCEPTED AND AGREED:

By:	INVESTVIEW, INC.
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

EXHIBIT B

CONSENT OF SPOUSE

I, [____________________], spouse of [______________], acknowledge that I have read the Voting Agreement, dated as of April 27, 2020, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will and do hereby waive such right.

Dated:
[Name of Key Holder’s Spouse]